EXHIBIT 4.19

                        AMBAC ASSURANCE CORPORATION,


                         SALOMON SMITH BARNEY INC.,


                     MORGAN STANLEY & CO. INCORPORATED,


                           CHASE SECURITIES INC.,


                                    and

                       BANC ONE CAPITAL MARKETS, INC.






                         INDEMNIFICATION AGREEMENT

                          AMERICAN TRANS AIR, INC.

                         PASS-THROUGH CERTIFICATES,
                               SERIES 2000-1G

                       Dated as of February 15, 2000



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                             TABLE OF CONTENTS

          (This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Section 1 of this Agreement.)

                                                                          Page

Section 1. Defined Terms....................................................1
Section 2. Other Definitional Provisions....................................1
Section 3. Representations and Warranties of the Initial Purchasers.........2
Section 4. Representations and Warranties of the Policy Provider............2
Section 5. Indemnification..................................................3
Section 6. Amendments, Etc..................................................4
Section 7. Notices..........................................................5
Section 8. Severability.....................................................6
Section 9. Governing Law....................................................6
Section 10. Counterparts....................................................6
Section 11. Headings........................................................6






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          INDEMNIFICATION AGREEMENT, dated as of February 15, 2000, (this
"Indemnification Agreement") by and among AMBAC ASSURANCE CORPORATION, (the "Policy Provider"), and SALOMON SMITH BARNEY INC., MORGAN STANLEY & CO. INCORPORATED, CHASE SECURITIES INC., and BANC ONE CAPITAL MARKETS, INC. (the "Initial Purchasers").

          Section 1. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Intercreditor Agreement for purposes of this Indemnification Agreement; and the following terms shall have the following meanings:

          "Initial Purchasers" means Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc., and Banc One Capital Markets, Inc.

          "Initial Purchaser Information" has the meaning given such term in Section 3.

          "Insurance Agreement" means the Insurance and Indemnity Agreement (as the same may be amended, modified or supplemented from time to time), dated as of the Closing Date, by and among the Policy Provider, ATA and WTC, not in its individual capacity, but solely as Subordination Agent.

          "Intercreditor Agreement" means the Intercreditor Agreement (2000-1), dated as the date hereof by and among WTC, as Trustee under each of the Class G Trust and the Class C Trust, the Liquidity Provider, the Policy Provider and the Subordination Agent.

          "Offering Document" means collectively, the Offering Memorandum, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), the Shelf Registration (as defined in the Registration Rights Agreement) or any amendment or supplement thereto, all with respect to the Class G Certificates, that makes reference to the Policy Provider or the Policy.

          "Offering Memorandum" means the Offering Memorandum dated February 8, 2000.

          "Policy Provider" means Ambac Assurance Corporation, as issuer of the Policy.

          "Policy Provider Information" has the meaning given such term in
Section 4.

          "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          Section 2. Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Indemnification Agreement shall refer to this Indemnification Agreement as a whole and not to any particular provision of this Indemnification Agreement. Section and subsection references relate to this Indemnification Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

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          Section 3. Representation, Warranties and Agreements of the
Initial Purchasers. Each of the Initial Purchasers represents, warrants and agrees with respect to itself as follows:

               (a) Offering Document. The Initial Purchaser will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Class G Certificates unless such Offering Document includes such information relating to the Policy Provider as has been furnished by the Policy Provider for inclusion therein and has been approved by the Policy Provider.

               (b) Initial Purchaser Information. All material provided by the Initial Purchaser for inclusion in the Offering Document (as revised from time to time, and as included in such Offering Document, the "Initial Purchaser Information"), insofar as such information relates to the Initial Purchaser, shall be true and correct in all material respects.

               (c) Compliance with Laws. The Initial Purchaser will comply in all material respects with all legal requirements in connection with its offers and sales of the Class G Certificates and will make such offers and sales in the manner provided in the Offering Document.

               (d) Organization, Power, Enforceability. Each Initial Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its organization and has the corporate power and authority to execute and deliver this Indemnification Agreement and to perform its obligations hereunder. This Indemnification Agreement constitutes a legal, valid and binding obligation of each Initial Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained herein insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

          Section 4. Representations, Warranties and Agreements of the Policy Provider. The Policy Provider represents and warrants to, and agrees with, each of the Initial Purchasers as follows:

               (a) Organization and Licensing. The Policy Provider is duly organized, validly existing and in good standing as a Wisconsin stock insurance company duly qualified to conduct an insurance business in each jurisdiction where qualification may be necessary to accomplish the Transactions (as defined in the Insurance Agreement).

               (b) Corporate Power. The Policy Provider has the corporate power and authority to issue the Policy and execute and deliver this Indemnification Agreement and the Intercreditor Agreement and to perform all of its obligations hereunder and thereunder.

               (c) Authorization; Approvals. Proceedings legally required for the issuance of the Policy and the execution, delivery and performance of this Indemnification Agreement have been taken and licenses, orders, consents or other

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authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

               (d) Enforceability. The Policy, when issued, will constitute, and each of this Indemnification Agreement and the Intercreditor Agreement constitutes, a legal, valid and binding obligation of the Policy Provider, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

               (e) Financial Information. The balance sheet of the Policy Provider as of December 31, 1998, and the related statements of income, stockholder's equity and cash flows for the three fiscal years ended December 31, 1998, and the accompanying footnotes, together with an opinion thereon dated January 27, 1999, of KPMG LLP, independent certified public accountants, a copy of which is incorporated by reference into the Offering Document relating to the Class G Certificates, fairly present in all material respects the financial condition of the Policy Provider as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. The balance sheet of the Policy Provider as of September 30, 1999, and the related statements of operations, stockholder's equity and cash flows for the three month period ended September 30, 1999, and the accompanying footnotes, a copy of which is incorporated by reference into the Offering Document, present fairly in all material respects the financial condition of the Policy Provider as of such date and for such three month period in accordance with generally accepted accounting principles consistently applied. Since September 30, 1999, there has been no material change in such financial condition of the Policy Provider that would materially and adversely affect its ability to perform its obligations under the Policy, this Indemnification Agreement or the Intercreditor Agreement.

               (f) Policy Provider Information. The information included and incorporated by reference in the Offering Memorandum as of the date hereof under the caption "DESCRIPTION OF THE POLICY PROVIDER" (collectively, the "Policy Provider Information") is true and correct in all material respects and does not contain any untrue statement of a material fact or an omission of any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Policy Provider will promptly inform ATA and the Initial Purchasers of any information which would cause the Policy Provider Information not to be true and correct in all material respects or to contain an untrue statement of a material fact or an omission of any material fact necessary in order to make the statements therein not misleading on the Closing Date. The Policy Provider consents to the inclusion in the Exchange Offer Registration Statement and the Shelf Registration Statement of the Policy Provider Information and agrees to cooperate with the Initial Purchasers and ATA in updating such information in the manner required by the Securities Act or as may otherwise be requested by the staff of the Securities and Exchange Commission in connection with its review of the Exchange Offer Registration Statement or the Shelf Registration Statement.

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               (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Policy Provider's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Policy, this Indemnification Agreement or the Intercreditor Agreement.

          Section 5. Indemnification.

               (a) Each Initial Purchaser agrees, severally and not jointly, to indemnify and save harmless the Policy Provider and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Policy Provider within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact contained in the Initial Purchaser Information with respect to such Initial Purchaser, or arising out of or by reason of any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or a breach of any of the representations and warranties of such Initial Purchaser contained in
Section 3.

               (b) The Policy Provider agrees to indemnify and save harmless each of the Initial Purchasers and its officers, directors, shareholders, employees, agents and each Person, if any, who controls any of the Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact contained in the Policy Provider Information, or arising out of or by reason of any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or a breach of any of the representations and warranties of the Policy Provider contained in Section 4.

               (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in this Section 5(a) or (b) may be sought hereunder from any Initial Purchaser, on the one hand, or the Policy Provider, on the other (each, an "Indemnifying Party"), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or

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proceeding (including any impleaded parties) include both the Indemnified
Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnifie Parties harmless from and against any loss or liability by reason of such settlement or judgment. The Indemnified Parties shall promptly on demand reimburse the Indemnifying Party for all expenses incurred hereunder on behalf of the Indemnified Party in any action or proceeding in which there shall have been a final determination that the Indemnifying Party had not made a material misstatement or omission or breached a representation or warranty.

               (d) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

          Section 6. Amendments, Etc. This Indemnification Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

          Section 7. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

               (a) To the Policy Provider:

                   Ambac Assurance Corporation
                   One State Street Plaza
                   New York, New York    10004
                   Attention:   Surveillance Department
                   Facsimile:  (212) 363-1459
                   Confirmation:  (212) 668-0340


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               (b) To the Initial Purchasers:

                   c/o Salomon Smith Barney Inc.
                   390 Greenwich Street
                   New York, NY  10013
                   Attention:  Janice Warne
                   Facsimile:  (212) 723-8677
                   Confirmation:  (212) 723-6152

          A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

          Section 8. Severability. In the event that any provision of this Indemnification Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

          Section 9. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 10. Counterparts. This Indemnification Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

          Section 11. Headings. The headings of Sections and the Table of Contents contained in this Indemnification Agreement are provided for convenience only. They form no part of this Indemnification Agreement and shall not affect its construction or interpretation.


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          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, all as of the day and year first above mentioned.

                                 AMBAC ASSURANCE CORPORATION,
                                 as Policy Provider

                                 By:_______________________________
                                    Name:  David B. Nemschoff
                                    Title:   First Vice President



                                 SALOMON SMITH BARNEY INC., MORGAN
                                 STANLEY & CO. INCORPORATED, CHASE
                                 SECURITIES INC., and BANC ONE CAPITAL
                                 MARKETS, INC.,
                                 as Initial Purchasers

                                 By SALOMON SMITH BARNEY INC., acting
                                 on behalf of itself and as the representative of the other named Initial Purchasers



                                 By:_______________________________
                                    Name:
                                    Title:



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